                                                                       Exhibit V

                        PIPELINE USE, RIGHT OF WAY OPTION
                      AND RIGHT OF FIRST REFUSAL AGREEMENT

     THIS AGREEMENT is entered into this 21st day of September, 2005, by and between Gulf States Pipe Line Co., Inc., a Texas corporation, hereinafter referred to as "GSPL" and Martin Gas Sales, a division of Martin Operating Partnership, L.P., a Delaware limited partnership, hereinafter referred to as "MGS."

     WHEREAS, GSPL owns and operates an eight inch liquid products pipeline originating at Teppco Beaumont Marine Terminal in Orange County, Texas, and terminating approximately thirty-two miles north at South Hampton Refining Co. facility at 7752 Highway 418 near Silsbee, Texas (the "GSPL Pipeline"); and

     WHEREAS, GSPL currently transports natural gasoline to the South Hampton facility via the GSPL Pipeline; and

     WHEREAS, MGS owns and operates a four inch liquids product pipeline, which intersects the GSPL Pipeline just north of I-10 in Orange County, Texas (the "MGS Pipeline"); and

     WHEREAS, MGS wishes to transport natural gasoline via the GSPL Pipeline.

     NOW, THEREFORE, in consideration of these premises and the mutual promises set forth herein, MGS and GSPL agree as follows:

1. Term: This Agreement shall be initially for a period of ten (10) years but shall be subject to the renewal terms provided for herein. This Agreement shall automatically renew for successive five-year terms unless either party provides written notice of non-renewal to the other party during the one-year period immediately prior to the expiration of the then existing term and in which case, this Agreement shall terminate one (1) year after receipt of such notice.

2. Services: GSPL agrees that it will provide access to the GSPL Pipeline by MGS for the movement of MGS natural gasoline. MGS may off take the natural gasoline at the point where

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the MGS Pipeline intersects the GSPL Pipeline, and/or may designate such point further North as needed on the GSPL Pipeline. All natural gasoline moved by MGS via the GSPL Pipeline must meet Teppco specification, as specified in Exhibit "A", and be otherwise compatible with the product which GSPL transports for South Hampton Refining Co., unless otherwise agreed by both parties. GSPL and MGS agree that the product movement agreement currently in place between GSPL and South Hampton Refining Co. takes precedence over MGS product movements and the GSPL Pipeline schedule will be operated accordingly.

3. Fee: MGS shall pay GSPL the following amounts for all natural gasoline delivered to any MGS pipeline through the GSPL Pipeline:

          a. A per barrel tariff which shall be calculated on March 1, of each year as fifty per cent of the actual expenses of maintaining and operating the GSPL Pipeline for the prior calendar year per the audited records of GSPL, in accordance with GAAP, divided by 2,190,000 barrels per year (6,000 bbl per day), with such expenses to be made up exclusively of the categories described in the attached Exhibit "B". Any expense, which does not clearly fall into one of the categories defined in the attached Exhibit "B" shall not be included when calculating the tariff under this paragraph, unless otherwise agreed to by the parties in writing.

          b. MGS shall also pay any specific expenses directly attributed to the interchange connection between the GSPL Pipeline and the MGS Pipeline for the benefit of MGS, such as valve replacement or repair, meter installations or maintenance, etc.

     The Fee charged pursuant to Paragraph 3 shall be invoiced by GSPL monthly and shall be paid promptly by MGS upon receipt. GSPL shall notify MGS as soon as practical upon completion of the audit at the end of each calendar year as to the expected tariff for the coming twelve month period and MGS shall have the opportunity to examine the records of GSPL at a time convenient to both parties. Any dispute with the charges or expenses shall be attempted to be resolved by the parties in accordance with the methods outlined in Paragraph 11.

4. Construction of Interconnection Facility: MGS shall pay for the cost of the pipeline interconnection between the MGS Pipeline and the GSPL Pipeline, and the design of such facility, which shall be reviewed and approved by GSPL, with such approval not to be unreasonably withheld, prior to initiation of construction.

5. Product Transfer: Possession and risk of loss of any natural gasoline delivered into the GSPL Pipeline by MGS shall pass from MGS to GSPL, when the product passes through the


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transfer meter located at TEPPCO BMT (the "Meter") into the GSPL Pipeline.
Possession and risk of loss of any natural gasoline to be removed from the GSPL Pipeline by MGS shall pass from GSPL to MGS, when the product passes through the transfer meter located at the MGS Pipeline interconnection point with the GSPL Pipeline (the "Interconnect Meter") or as agreed later in the event of removal of product from the GSPL Pipeline by MGS at a point North of the Interconnect Meter. All fees payable by MGS pursuant to Paragraph 3 shall be based upon the reading at the Interconnect Meter and such meter shall be calibrated at least quarterly with both parties observing such calibration.

6. Rights of Way: In the event it is determined by MGS that the GSPL Pipeline does not satisfy the needs of MGS in transporting its natural gasoline to the intersection with the MGS Pipeline or points North thereof on the GSPL Pipeline, GSPL shall use its best efforts to secure rights to assign or sell to MGS all requested right of way, which GSPL currently owns and which may be less than the entire length of the GSPL Pipeline if such is requested by MGS, at market price to MGS so that MGS can construct, at its sole expense, a pipeline which meets MGS requirements. The parties will endeavor to agree upon market price for such right of way and in the event that they fail to do so within forty-five (45) days of the date that MGS exercises its rights under this paragraph, then MSG and GSPL each shall engage a certified appraiser, who is qualified in evaluating the value of a pipeline right of way, and each appraiser shall determine his or her opinion of the market price of the right of way to be acquired. In the event that the two appraisers' opinions of market price are within ten percent (10%) of each other, the then market price of the right of way shall be determined by averaging the two appraisals. In the event that the appraisers' opinions of market price vary by more than ten percent (10%), then the two appraisers shall mutually appoint a third appraiser within thirty (30) days from the date that both initial appraisers' reports are completed. The third appraiser shall then work with the first two appraisers to determine the market price of the right of way and the third appraiser's opinion of market price of the right of way shall be binding on both parties.

     The assignment rights or rights to purchase right of way from GSPL are available to MGS for the term of this Agreement, including any extension or renewal thereof, and such rights, if not exercised, expire upon the termination of this Agreement. If MGS exercises this option, construction of the pipeline contemplated with assignment or purchase of the right of


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way must be completed within three years, or the right of way will revert to
GSPL and 75% of the price paid for the right of way will be refunded to MGS.

     In the event it is determined that the right of way agreements GSPL currently has in place with the affected landowners do not allow for the sale or assignment of such right of way, or other ownership or permitting issues are discovered, which prevent GSPL from selling or assigning the right of way interest to MGS, GSPL agrees to undertake its best efforts to assist MGS with resolution of such issues. GSPL does not warrant by this Agreement that it has the ability to assign, sell, lease or otherwise convey sufficient space in its existing right of ways to allow for the construction of an additional line by MGS. Exhibit C describes the easements or right of ways held by GSPL for the movement of product pursuant to the terms of this Agreement.

7. Right of First Refusal: Subject to the following paragraph and while this Agreement is in effect, if GSPL decides to sell or transfer the GSPL Pipeline or any portion thereof and receives a bona fide offer for such sale or transfer (the "Pipeline Offer"), MGS will be given no less than thirty (30) days notice (the "Notice Period") and will be given the right of first refusal to acquire the GSPL Pipeline from GSPL upon the same terms and conditions as contained in the Pipeline Offer, with such right of first refusal expiring at the end of the Notice Period. In the event that MGS does not exercise its right of first refusal under this paragraph during the Notice Period, GSPL shall be free to sell or assign the GSPL Pipeline to the person or entity who made the Pipeline Offer, under the same terms as conditions as those originally contained in the Pipeline Offer. If the terms or conditions of the Pipeline Offer are changed, such changes shall constitute a new offer and GSPL will be required to comply with the notice and right of first refusal terms contained in this paragraph before completing any sale or assignment under the new terms.

     The foregoing first right of refusal shall not be operative if the entire GSPL pipeline is sold or transfered contemporaneously with a sale of the South Hampton Resources, Inc.'s facility at 7752 Highway 418 near Silsbee, Texas (the "Plant") to the same purchaser. A sale of the GSPL Pipeline and/or the Plant shall not extinguish the right of first refusal granted herein and such right of first refusal shall remain in full force and effect for the term of this Agreement. Any purchaser of the GSPL Pipeline shall be obligated to comply with the obligations contained in this Paragraph 7 prior to any subsequent sale of the GSPL Pipeline.


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

     In the event that MGS exercises it option to purchase the GSPL Pipeline, the parties will endeavor to agree upon purchase price for the GSPL Pipeline and in the event that they fail to do so within forty-five (45) days after the date that MGS exercises its rights, the purchase price of the MGS Pipeline shall be determined in accordance with the same appraisal mechanism used in Paragraph 6.

8. Force Majeure: No liability shall result to either party from delay in performance or from nonperformance hereunder caused by circumstances beyond the control of the party who has delayed performance or not performed. Such circumstances may include, but are not limited to, flood or other act of God, war, governmental action or inaction, inability to obtain natural gasoline, or requirement of governmental authority, strike or lockout. The non-performing party shall be diligent in attempting to remove any such cause and shall promptly notify the other party of its extent and probable duration and shall give the other party such evidence as it reasonably can of such force majeure.

9. Consequential Damages. The parties hereto waive all claims against one another for any consequential damages, except those damages specifically provided for herein, resulting from the breach of this Agreement by a party.

10. Confidentiality. The parties agree that the terms of this Agreement shall remain confidential between the parties and shall not be disclosed to any third party (excluding the professional advisors of either party who have a duty to maintain its confidentiality) without first obtaining the other party's prior written consent.

11. Mediation: In the event of any dispute arising under this Agreement, the parties agree to attempt to resolve the dispute through good faith mediation prior to the initiation of suit. The Parties agree to make a good faith effort to choose a mutually acceptable mediator. The costs of mediation shall be shared equally by both Parties.

12. Entire Agreement: This Agreement constitutes the sole and only agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement.

13. Assignment: Neither this Agreement nor any duties or obligations under this Agreement shall be assignable by the parties hereto without the prior written consent of the other party, except that MGS may assign its rights and obligations under this Agreement to an affiliate without consent. In the event of an assignment for which consent has been granted or is not


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required, the assignee or the assignee's legal representative shall agree in writing to personally assume, perform, and be bound by all of the covenants, obligations, and agreements contained in this Agreement.

14. Successors and Assigns: Subject to the provisions regarding assignment in Paragraph 13, this Agreement shall be binding on and inure to the benefit of the parties to it and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

15. Governing Law: The validity of this Agreement and of any of the terms or provisions hereof, as well as the rights and duties of the parties, shall be governed by the laws of the State of Texas. Exclusive venue for any dispute hereunder shall be the State District Courts in Jefferson County, Texas.

16. Amendment: This Agreement may be amended by the mutual agreement of the parties hereto and a writing to be attached to and incorporated into this agreement.

17. Severability: In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or enforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provisions, and this Agreement shall be construed as if such invalid and illegal or unenforceable provisions have never been contained in it.

18. Notices: All notices or other communications provided for in this Agreement shall be in writing and shall be deemed to have been given at the time when personally delivered, or mailed in a registered or certified pre-paid envelope, return receipt requested and addressed to the other party at the address below:

     If to Company:                       If to Customer:

     Martin Operating Partnership, L.P.   Gulf State Pipe Line Co., Inc.
     Attn: Don Neumeyer                   Attn: Nick Carter
     P. O. Box 191                        P. O. Box 1636
     Kilgore, Texas 75663                 Silsbee, Texas 77656

or at such other address as hereafter may be notified in writing by one party to the other.

19. Default:

          a. If MGS fails to comply with its obligations hereunder, GSPL may, after giving MGS sixty (60) days to cure such default after written notice, terminate this Agreement. In the event of termination of this Agreement due to MGS's default, GSPL shall have the right to immediately disconnect the interconnection between the MGS Pipeline and the GSPL Pipeline.


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          b. If GSPL fails to comply with its obligations hereunder, MGS may, after giving GSPL sixty (60) days to cure such default after written notice, terminate this Agreement. In the event of termination of this Agreement due to GSPL's default, MGS shall have sixty (60) days to exercise its right to acquire the right of way pursuant to Paragraph 6 of this Agreement. However, all such rights of way shall be assigned to MGS at no cost but shall be subject to the title limitations described in Paragraph 6 hereof.

20. Further Assurances: The parties agree to execute such other documents as may be required to implement the terms and provisions and fulfill the intent of this Agreement.

21. Binding. This Agreement shall be binding on the parties on the Effective
Date.

EXECUTED effective the 21st day of September, 2005 (the "Effective Date").

                                        MARTIN GAS SALES, A DIVISION OF
                                        MARTIN OPERATING PARTNERSHIP L.P.

                                        By Martin Operating GP LLC,
                                        Its General Partner

                                        By Martin Midstream Partners L.P.,
                                        Its Sole Member

                                        By Martin Midstream GP LLC,
                                        Its General Partner


                                        By: /s/ DON NEUMEYER
                                            ------------------------------------
                                        Printed Name: Don Neumeyer
                                        Its Executive Vice President


                                        GULF STATES PIPE LINE CO., INC.


                                        By: /s/ NICHOLAS CARTER
                                            ------------------------------------
                                        Printed Name: Nicholas Carter
                                        Its President


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Martin Operating Partnership, L.P., a Delaware limited partnership ("Martin"), does hereby consent to South Hampton Resources, Inc.'s execution of this Agreement and waives any right that it may possess, as lienholder under that certain Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental dated June 1, 2004 and executed by South Hampton Refining Co. in favor of Martin as beneficiary (the "Deed of Trust"), to claim that the execution of this Agreement by South Hampton Resources, Inc. constitutes a default or breach of the Deed of Trust. Except those rights expressly enumerated in this paragraph, Martin hereby waives no other rights that it may possess relating to the Deed of Trust.

                                        MARTIN OPERATING PARTNERSHIP L.P.

                                        By Martin Operating GP LLC,
                                        Its General Partner

                                        By Martin Midstream Partners L.P.,
                                        Its Sole Member

                                        By Martin Midstream GP LLC,
                                        Its General Partner


                                        By: /s/ DON NEUMEYER
                                            ------------------------------------
                                        Printed Name: Don Neumeyer
                                        Its Executive Vice President


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                                   EXHIBIT "A"
                             (Teppco Specifications)


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                                   EXHIBIT "B"
                              (Expense Categories)

ACCOUNT
 NUMBER             DESCRIPTION
-------             -----------
          OPERATING EXPENSES
  5010    Contract Labor
  5015    Depreciation
  5020    Equipment Rental
  5028    Lease Expense
  5030    Maintenance & Repairs
  5035    Equipment Maintenance & Repairs
  5037    Miscellaneous
  5040    Spill Control Expense
  5042    Operating Supplies
  5046    Security Service
  5050    Row Maintenance
  5060    Utilities
  5125    Printing & Postage

          GENERAL EXPENSE
  6025    Consulting Fees
  6053    Taxes - Franchise
  6055    Taxes - Property
  6065    Taxes - Gas Utility
  6070    Tocco Management Fees


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